Exhibit (a)(16)

AB VARIABLE PRODUCTS SERIES FUND, INC.

ARTICLES OF AMENDMENT

AB Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by changing the designations of certain of the issued and unissued shares of the Common Stock of the AB Growth and Income Portfolio and the AB Small-Mid Cap Value Portfolio, as follows:

Current Name of Class of Series	Amended Name

AB Growth and Income Portfolio Class A Common Stock Class B Common Stock	AB Relative Value Portfolio Class A Common Stock Class B Common Stock
AB Small-Mid Cap Value Portfolio Class A Common Stock Class B Common Stock	AB Discovery Value Portfolio Class A Common Stock Class B Common Stock

SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: This amendment to the charter of the Corporation will be effective on May 1, 2023, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

REMAINDER OF PAGE LEFT BLANK

IN WITNESS WHEREOF, AB Variable Products Series Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Onur Erzan, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 1st day of April, 2023. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

AB VARIABLE PRODUCTS SERIES FUND, INC.

	By:	/s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Stephen J. Laffey
Stephen J. Laffey
Assistant Secretary